                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
================================================================================

                          DALECO RESOURCES CORPORATION
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)


            DELAWARE                                     23-2860739
-------------------------------             ----------------------------------
(STATE OF OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

           435 DEVON PARK DRIVE, SUITE 410, WAYNE, PENNSYLVANIA 19087
--------------------------------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)


--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


       C. WARREN TRAINOR, ESQUIRE C/O EHMANN, VAN DENBERGH & TRAINOR, P.C.
       TWO PENN CENTER PLAZA, SUITE 725, PHILADELPHIA, PENNSYLVANIA 19102
--------------------------------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  215-851-9800
--------------------------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================

                                          PROPOSED               PROPOSED
 TITLE OF                                 MAXIMUM                MAXIMUM
SECURITIES           AMOUNT TO            OFFERING              AGGREGATE         AMOUNT OF
  TO BE                  BE              PRICE PER               OFFERING        REGISTRATION
REGISTERED           REGISTERED           SHARE(1)                PRICE              FEE
----------           ----------           --------                -----              ---
Common Stock           704,000             $.25                  $176,000           $54.00
(Par Value $0.01)
==============================================================================================


(1) This price was fixed based on a stipulated value of the stock on September 8, 1997 even though the last trade on that date was $.22.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

ITEM #1

(b)    Securities to be offered:

     (1) This Registration Statement covers 704,000 shares of Common Stock, par value $.01, of Daleco Resources Corporation, a Delaware corporation, issued to consultants in exchange for services at $.25 per share pursuant to Rule 701 under the Securities Act of 1933.

     (2)    The persons covered hereby are:

=================================================================
          NAME OF RE-OFFEROR                    NUMBER OF SHARES
-----------------------------------------------------------------
Wall Street Equities, Inc.                           256,000
205 Indian Avenue
Portsmouth, RI 02871
-----------------------------------------------------------------
Avonwood Capital Corporation                         148,000
1436 Lancaster Avenue
Berwyn, PA 19312
-----------------------------------------------------------------
Ehmann, VanDenbergh &                                200,000
 Trainor, P.C.
Two Penn Center Plaza
Suite 725
Philadelphia, PA 19103
-----------------------------------------------------------------
Vincent P. Naughton                                  100,000
10350 Santa Monica Boulevard
Suite 250
Los angeles, CA 90025
=================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM #3       INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

The following documents are incorporated by reference in the registration statement:

(a) The registrants latest annual report on Form 10-KSB, dated January 14, 1996.

(b) The registrant's Amended Form 10-QSB dated August 26, 1997 for the quarter ending June 30, 1997.

(c) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above, to include registrants Proxy Statements containing Part III information dated January 29, 1997.

(d) The descriptions of the registrants Common Stock which are contained in the registrant's statements under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

ITEM #4       DESCRIPTION OF SECURITIES.
              -------------------------

Not applicable.

ITEM #5       INTEREST OF NAMED EXPERTS AND COUNSEL.
              -------------------------------------

Legal Opinion - the validity of the shares of Common Stock covered by this registration statement had been passed upon for the Company by Ehmann, Van Denbergh & Trainor, P.C. counsel to the Company.

ITEM #6       INDEMNIFICATION OF DIRECTORS.
              ----------------------------

Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporation. Articles VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitee") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitee for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitee the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains as policies of insurance under which the directors and officers of registrant are insured. In connection with the defense of actions, suites or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM #7       EXEMPTION FROM REGISTRATION CLAIMED.
              -----------------------------------

In each instance the Common Stock issued by the registrant to the holder were issued pursuant to the exemption contained in Rule 701 promulgated under Section 3(b) of the Securities Act of 1933.

ITEM #8       EXHIBITS.
              --------

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM #9       UNDERTAKINGS.
              ------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be all new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To include any material information not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexercised at the expiration of the exercise period.

(4) That, for the purpose of determining any liability under the Securities Act of 1934 each filing of the Company's annual report pursuant to
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Act of 1933, Daleco Resources Corporation certifies that it has reasonable grounds to believe it meets all of the requirements for filing or Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wayne, Commonwealth of Pennsylvania, on September 22, 1997.

                                           Daleco Resources Corporation



                                                ss/GARY J. NOVINSKIE
                                           ---------------------------------
                                           By:  Gary J. Novinskie, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  SIGNATURE                           TITLE                      DATE
  ---------                           -----                      ----
                              CHAIRMAN OF THE BOARD
                              OF DIRECTORS AND CHIEF
ss/DOV AMIR                     EXECUTIVE OFFICER          September 22, 1997
-------------------------                                  ------------------
   DOV AMIR


                               PRESIDENT,  DIRECTOR
                                AND CHIEF OPERATING
ss/GARY J. NOVINSKIE                OFFICER                September 22, 1997
-------------------------                                  ------------------
   GARY J. NOVINSKIE



ss/EDWARD J. FURMAN          CHIEF FINANCIAL OFFICER       September 22, 1997
--------------------------                                 ------------------
   EDWARD J. FURMAN


                                   DIRECTOR AND
ss/DAVID F. LINCOLN               VICE PRESIDENT           September 22, 1997
--------------------------                                 ------------------
   DAVID F. LINCOLN


                                   DIRECTOR AND
ss/LOUIS ERLICH                   VICE PRESIDENT           September 22, 1997
--------------------------                                 ------------------
   LOUIS ERLICH



ss/C. WARREN TRAINOR                DIRECTOR               September 22, 1997
--------------------------                                 ------------------
   C. WARREN TRAINOR


ss/EBERHARD MEULLER                 DIRECTOR               September 22, 1997
--------------------------                                 ------------------
   EBERHARD MUELLER

                                    EXHIBITS
                                    --------

Filed pursuant to Item 601 of Regulation S-B.

                                   DESCRIPTION                                              METHOD OF FILING
                                   -----------                                              ----------------
(4)  (a)    Articles of Incorporation of Daleco                              Attached as an Exhibit to Form 8-K dated October
            Resources Corporation.                                           7, 1996.


     (b)    Agreement dated the 31st day of October, 1996                    Attached as an Exhibit to Form S-8 dated March
            between Daleco Resources Corporation                             12, 1997
            and Wall Street Equities, Inc.


     (c)    Agreement dated March 12, 1997 between                           Attached as an Exhibit to Form S-8 dated March
            Daleco Resources Corporation and                                 12, 1997
            Avonwood Capital Corporation


(5)    Opinion of Ehmann, Van Denbergh &                                     Included at Page II - 1 of this Registration Statement.
       Trainor, P.C.


(24)   Consent of Experts and Counsel
       Consent of Ehmann, Van Denbergh &
       Trainor, P.C. is contained in its opinion filed as Exhibit 5.
